          John H. Lively

                                                                                                           The Law Offices of John H. Lively & Associates, Inc.

                                                                                                          A member firm of The 1940 Act Law Group

                                                                                                          11300 Tomahawk Creek Parkway, Suite 310

           Leawood, KS  66211

           Phone: 913.660.0778   Fax: 913.660.9157

           john.lively@1940actlawgroup.com

January 31, 2013

Pinnacle Capital Management Funds Trust

100 Limestone Place

Fayetteville, New York 13066

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Fund Service Providers”in the Prospectus and under the caption “Additional Service Providers” in the Statement of Additional Information for the Pinnacle Capital Management Funds Trust (the “Trust”), which is included in the Post-Effective Amendment No. 3 to  the Registration Statement under the Securities Act of 1933, as amended (No. 333-168469), and Amendment No. 5 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-224455), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.